UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Non-Voting Common Stock, $0.00390625 par value	EV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 1, 2021 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of October 7, 2020 (the “Merger Agreement”), by and among Morgan Stanley, a Delaware corporation (“Morgan Stanley”), Mirror Merger Sub 1, Inc., a Maryland corporation and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a Maryland limited liability company and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”), and Eaton Vance Corp., a Maryland corporation (the “Company”), (i) Merger Sub 1 merged with and into the Company (the “First Merger”), with the Company surviving as a wholly owned subsidiary of Morgan Stanley, and (ii) immediately following the completion of the First Merger, the Company merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned direct subsidiary of Morgan Stanley with the name “Mirror Merger Sub 2, LLC”.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the Mergers, on March 1, 2021, the Company terminated all commitments and obligations under its revolving credit facility (the “Revolving Credit Facility”), which is governed by the Credit Agreement, dated as of December 11, 2018, by and among the Company, Wells Fargo Bank, National Association, Eaton Vance Management, and the lenders thereto (the “Credit Agreement”). There were no outstanding borrowings under the Revolving Credit Facility or the Credit Agreement at the time of termination. The Company did not incur any termination or exit fees in connection with the termination of the Revolving Credit Facility or the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of non-voting common stock, par value $0.00390625 per share, of the Company (“Company Non-Voting Common Stock”) and each share of voting common stock, par value $0.00390625 per share, of the Company (“Company Voting Common Stock” and, together with the Company Non-Voting Common Stock, “Company Common Stock”) issued and outstanding immediately before the Effective Time (other than certain shares of Company Common Stock held by Morgan Stanley or a subsidiary of the Company), were converted into, at the election of the holder thereof, the right to receive the following consideration (the consideration such holder elected, the “Merger Consideration”): (i) (a) 0.5833 shares of common stock of Morgan Stanley, par value $0.01 per share (“Morgan Stanley Common Stock”), and (b) $28.25 in cash (the “Mixed Consideration”); (ii) $73.00 in cash (the “Cash Election Consideration”); or (iii) (a) 0.6589 shares of Morgan Stanley Common Stock and (b) $22.45 in cash (the “Stock Election Consideration”). The “Parent Common Stock Reference Price” referenced in the Merger Agreement and used for purposes of calculating the Cash Election Consideration and the Stock Election Consideration was $76.7216 (the volume-weighted average price, rounded to four decimal places, of one share of Morgan Stanley Common Stock on the New York Stock Exchange for the period of ten consecutive trading days ending February 25, 2021, as determined by using the VWAP command for MS US Equity on the Bloomberg Terminal). Holders of Eaton Vance Common Stock who did not make an election were paid Mixed Consideration. No fractional shares of Morgan Stanley Common Stock were issued in the Mergers, and holders of Eaton Vance Common Stock will receive cash in lieu of any fractional shares of Morgan Stanley Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised option to purchase Company Non-Voting Common Stock (each, a “Company Stock Option”), whether vested or unvested, was cancelled and converted into the right to receive an amount in cash equal to (i) the positive difference, if any, between $73.00 in cash (the “Equity Award Cash Amount”) and the applicable option exercise price, multiplied by (ii) the number of shares of Company Non-Voting Common Stock subject to such Company Stock Option, in accordance with the terms of the Merger Agreement. Any such Company Stock Options that were granted to Company personnel who were, as of the Effective Time, in the service of the Company or its subsidiaries, also received an amount, in cash, equal to the difference, if any, between the amount of the payment described in the previous sentence and the Black-Scholes value of the applicable Company Stock Option.

At the Effective Time, each outstanding deferred stock unit award vested and converted into the right to receive the Equity Award Cash Amount, increased by accumulated dividends.

Each Company restricted stock unit that was granted by the Company following the required stockholder approval of the Merger Agreement but prior to the Effective Time was granted in the form of a restricted stock unit that was assumed by Morgan Stanley at the Effective Time and at the Effective Time became a restricted stock unit award with respect to shares of Morgan Stanley Common Stock.

The foregoing description of the Mergers and the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 8, 2020, Commission File Number 1-8100, and which is incorporated herein by reference. See the Company’s and Morgan Stanley’s public filings with the SEC for more information.

The information set forth in the Introductory Note and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Mergers, the Company notified The New York Stock Exchange (the “NYSE”) that the Mergers had been consummated and requested that the trading of shares of Non-Voting Common Stock on the NYSE be suspended and that the listing of shares of Non-Voting Common Stock on the NYSE be withdrawn. In addition, the Company requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of Non-Voting Common Stock from the NYSE and to deregister Non-Voting Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 with the SEC to request the termination of the registration of Non-Voting Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as soon as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the First Merger, each share of Company Common Stock was converted into the right to receive the Merger Consideration.

On the Closing Date, in connection with the consummation of the Mergers, the Company, Merger Sub 2, Morgan Stanley, a Delaware corporation (the “Guarantor”), and Wilmington Trust Company, as trustee (the “Trustee”), entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated as of October 2, 2007, between the Company and the Trustee (the “Base Indenture”), as supplemented by (i) the First Supplemental Indenture, dated as of October 2, 2007 (the “First Supplemental Indenture”), with respect to the Company’s 6.500% Notes due 2017 (which notes are no longer outstanding on the date hereof), (ii) the Second Supplemental Indenture, dated as of June 25, 2013 (the “Second Supplemental Indenture”), with respect to the Company’s 3.625% Notes due 2023 (the “2023 Notes”), and (iii) the Third Supplemental Indenture, dated as of April 6, 2017 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), with respect to the Company’s 3.500% Notes due 2027 (the “2027 Notes” and, together with the 2023 Notes, the “Notes”). Pursuant to the terms of the Fourth Supplemental Indenture, Merger Sub 2 assumed the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company. In addition, pursuant to the terms and subject to the provisions of the Fourth Supplemental Indenture, the Guarantor has irrevocably, fully and unconditionally guaranteed, on an unsecured basis, the full and punctual payment of all amounts payable under the Notes, and the full and punctual payment of all other amounts payable by Merger Sub 2 under the Indenture.

The foregoing descriptions of the Indenture and the Fourth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed on October 2, 2007, Commission File Number 1-8100, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 25, 2013, Commission File Number 1-8100, Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 6, 2017, Commission File Number 1-8100, and Exhibit 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The information set forth or incorporated by reference in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the First Merger, pursuant to the Merger Agreement, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Morgan Stanley.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the First Merger, the following directors of the Company immediately prior to the Effective Time ceased to be directors of the Company pursuant to the terms of the Merger Agreement (and not because of any disagreement with the Company or its operations, policies or practices): Thomas E. Faust Jr.; Ann E. Berman; Leo I. Higdon, Jr.; Paula A. Johnson; Brian D. Langstraat; Dorothy E. Puhy; Winthrop H. Smith, Jr.; and Richard A. Spillane, Jr. From and after the Effective Time, until his successor is duly elected or appointed and qualified in accordance with applicable law, Sebastiano Visentini, who constituted the sole director of Merger Sub 1 became the sole director of the surviving entity as of immediately following the Effective Time pursuant to the terms of the Merger Agreement.

In addition, upon completion of the Second Merger, all of the officers of the Company immediately prior to the effective time of the Second Merger (the “Second Merger Effective Time”) ceased serving in their capacity as officers of the Company. From and after the Second Merger Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, the officers of Merger Sub 2 as of immediately prior to the Second Merger Effective Time will be the officers of the surviving entity pursuant to the terms of the Merger Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time, the Company’s articles of incorporation and bylaws were amended, respectively, to be the same form as the certificate of incorporation and bylaws filed herewith as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated herein by reference.

After giving effect to the Second Merger, the articles of organization and limited liability company agreement of Merger Sub 2 continued in full force and effect as the organizational documents of the surviving entity in the Second Merger, each of which is filed herewith as Exhibits 3.3 and 3.4 respectively, to this Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events

On March 1, 2021, the Company and Morgan Stanley issued a joint press release announcing the completion of the Mergers. A copy of the joint press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Eaton Vance Corp.

3.2	Amended and Restated Bylaws of Eaton Vance Corp.

3.3	Articles of Organization of Mirror Merger Sub 2, LLC.

3.4	Limited Liability Company Agreement of Mirror Merger Sub 2, LLC.

4.1	Fourth Supplemental Indenture, dated as of March 1, 2021, among Mirror Merger Sub 2, LLC, Morgan Stanley, Eaton Vance Corp. and Wilmington Trust Company, as trustee.

99.1	Joint Press Release issued by Morgan Stanley and Eaton Vance Corp., dated March 1, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP. (Registrant)

Date: March 1, 2021	By:	/s/ Frederick S. Marius
	Name:	Frederick S. Marius